EXHIBIT 10.12

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of June 30, 2006, is made and given by LAND O’LAKES, INC., a Minnesota cooperative corporation, (the “Junior Creditor”) in favor of COBANK, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971, as agent (the “Agent”) for the lenders from time to time party to the Credit Agreement (as defined below), (together with the Agent, the “Senior Creditors”).

RECITALS:

A.            Golden Oval Eggs, LLC, a limited liability company organized under the laws of the State of Delaware, Midwest Investors of Iowa, Cooperative, a cooperative organized under the laws of the State of Iowa and GOECA, LP, a Delaware limited partnership (individually, a “Borrower” and, collectively, the “Borrowers”), is or may become indebted to the Junior Creditor under that certain promissory note dated as of June 30, 2006 made by the Borrowers and payable to the Junior Creditor in the original principal amount of $17,000,000, in the form attached hereto as Exhibit A (the “Subordinated Note”).

B.            The Borrowers are now, or may hereafter be, indebted to the Senior Creditors as a result of the advance of monies and other extensions of credit by the Senior Creditors to the Borrowers under or pursuant to a Credit Agreement dated as of September 13, 2004, as amended from time to time (as the same may be amended, restated or otherwise modified from time to time hereafter, the “Credit Agreement”) between the Borrowers, the Agent and the Senior Creditors.

C.            The Junior Creditor and Senior Creditors each acknowledge that the loan or advance of monies or other extensions of any financial accommodation or credit to the Borrowers by each of the Junior Creditor and the Senior Creditors is of value to the other party.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the parties, and in order to induce the Senior Creditors to continue to make loans or extend credit or any other financial accommodation to or for the benefit of the Borrowers, or to grant such renewals or extension thereof as the Senior Creditors may deem advisable, and to better secure the Senior Creditors in respect of the foregoing, the parties hereby agree as follows:

Section 1.               Definitions, Rules of Constructions.

1.1           For purpose of this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” shall mean 11 U.S.C. 101 et seq., as amended from time to time.

“Borrower” and “Borrowers” shall have the meaning given to such terms in Recital A, above, and any successor (including a debtor-in-possession under the Bankruptcy Code), assignee, receiver, trustee or estate thereof.

“Credit Agreement” shall have the meaning given to that term in Recital B, above, and shall include any amendments, modifications or restatements thereto or thereof and any credit agreement hereafter entered into in replacement thereof.

“Default” shall mean any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (i) any Event of Default (as therein defined) under the Credit Agreement, (ii) any failure of any Borrower to pay when due (whether at the date scheduled therefor or earlier upon acceleration), or when demanded (with respect to any obligation payable on demand), any item constituting Senior Debt, or (iii) any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the Senior Creditors or any subsequent holder of Senior Debt to cause, any item of Senior Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor.

“Junior Collateral” shall mean the property or interests in property of the Borrowers identified on Exhibit B hereto in which the Borrowers have granted to Junior Creditor a security interest to secure payment of the Subordinated Note.

“Junior Creditor” shall mean Land O’Lakes, Inc. and any successor thereto (including a debtor-in-possession under the Bankruptcy Code), assignee, receiver, trustee or estate thereof.

“Junior Creditor Documents” shall mean the Subordinated Note, the Subordinated Security Documents and any documents or instruments executed and delivered by the Borrowers in connection with any of the foregoing.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge, set-off right or other encumbrance, whether now existing or hereafter created, acquired or arising.

“Permitted Payments” shall have the meaning given in Section 3 below.

“Person” shall mean an individual, cooperative, corporation, association, partnership, limited partnership, limited liability company, trust, organization, individual or government or any governmental agency or any political subdivision thereof.

“Senior Collateral” shall mean all collateral now or hereafter securing payment of the Senior Debt, including proceeds thereof.

“Senior Creditors” shall have the meaning given in the preamble to this Agreement and shall include any successor to any Senior Creditor (including a debtor-in-possession under the Bankruptcy Code), assignee, receiver, trustee or estate of any Senior Creditor.

“Senior Creditor Documents” shall mean (a) the Credit Agreement, (b) all promissory notes delivered in connection with the Credit Agreement, and (c) all Credit Documents (as described in the Credit Agreement) and any mortgages, guaranties, deeds of trust, security agreements or other documents given by any Person in favor of the Agent or the Senior Creditors to secure all or any portion of the Senior Debt, in each of the forgoing cases as any of the forgoing may be amended, supplemented, restated, extended or otherwise modified from time to time.

“Senior Debt” shall mean all liabilities and obligations of the Borrowers to the Senior Creditors howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, including, without limitation, all of the Borrowers’ obligations to the Senior Creditors under the Senior Creditor Documents, and all other obligations under any other agreement between the Borrowers and the Agent or the Senior Creditors now or hereafter in effect, and also including, without limitation, any and all interest accruing on any of the Senior Debt after the commencement of any proceedings referred to in Section 6 hereof, notwithstanding any provision or rule of law which might restrict the rights of the Senior Creditors, as against the Borrowers or anyone else, to collect such interest.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of the Borrowers to the Junior Creditor under the Junior Creditor Documents.

“Subordinated Note” shall have the meaning given to such term in Recital A above, and shall include any amendments, modifications or restatements thereto or thereof and any note hereafter entered into in replacement thereof (but nothing in this definition shall be deemed to waive the provisions of Section 12 below requiring the Senior Creditors’ prior written consent to any change in any instrument or agreement evidencing the Subordinated Debt, including without limitation any warrants attached thereto).

“Subordinated Security Documents” shall mean any security agreement or other document in which the Borrowers have granted to the Junior Creditor a security interest in the Junior Collateral.

1.2           In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding.”

1.3           Other terms may be defined in other parts of this Agreement.  All references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms, and all references to Persons shall be deemed to include their permitted successors and assigns.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.”  All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary information and related provisions from such other agreements, and all such covenants, terms, definitions or other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the Senior Debt has been paid in full and all financing arrangements between the Borrowers and the Senior Creditors shall have been terminated.

Section 2.               Standby; Subordination; Standby; Subordination.

2.1           The payment and performance of the Subordinated Debt is hereby subordinated to the payment and performance of the Senior Debt, and, except as set forth in Section 3 below, the Junior Creditor will not ask, demand, sue for, take or receive from any Borrower or any other Person liable for all or any part of the Senior Debt, by setoff or in any other manner, the whole or any part of the Subordinated Debt, or any monies which may now or hereafter be owing in respect of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, taking any security for any of the foregoing, except as set forth in Section 2.2, or the taking of any negotiable instrument therefor (except the Subordinated Note), unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied and all financing arrangements between the Borrowers and Senior Creditors pursuant to the Credit Agreement have been terminated.  The Subordinated Debt shall continue to be subordinated to the Senior Debt even if the Senior Debt is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.  The Junior Creditor shall not challenge, and irrevocably waives any right it may have to challenge, the validity, enforceability or priority of the Senior Debt in any judicial, administrative or alternative dispute resolution proceeding.

2.2           The Junior Creditor warrants and represents that the Subordinated Debt is unsecured except for its subordinated security interest securing the Subordinated Note in the Junior Collateral as permitted hereunder, and agrees that the Junior Creditor hereafter will not, unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied and all financial arrangements between the Borrowers and the Senior Creditors pursuant to the Credit Agreement shall have been terminated, accept any other security therefor from any Borrower or any other Person liable for all or any part of the Senior Debt for the benefit of any Borrowers and in the event the Junior Creditor does obtain any such additional security for the Subordinated Debt, at the request of the Agent, the Junior Creditor hereby authorizes the Agent to file such subordinations, termination statements and releases as the Senior Creditors shall reasonably request to subordinate or release the Junior Creditor’s security interest in or lien against such property.  Prior to the indefeasible payment in full and discharge of the Senior Debt and the termination of all financial arrangements between the Borrowers and the Senior Creditors pursuant to the Credit Agreement, the Junior Creditor shall have no right to enforce any claim or take action against any collateral held by it with respect to the Subordinated Debt, or to take any action against any Borrower or the property of any Borrowers or of any other Person liable for all or any part of the Senior Debt.   The Junior Creditor shall not challenge, and irrevocably waives any right it may have to challenge, the attachment, validity, perfection, priority or extent of the Lien of the Senior Creditors or any of them, in the Senior Collateral in any judicial, administrative or alternative dispute resolution proceeding.

2.3           The Junior Creditor hereby agrees that its security interest in the Junior Collateral is subject and subordinate to the security interest of the Senior Creditors in the Junior Collateral to secure indebtedness of the Borrowers to Senior Creditors.  The Junior Creditor hereby further agrees that (A) the Junior Creditor shall have no right to possession of any of the Junior Collateral or to foreclose upon any of the Junior Collateral, whether by judicial action or otherwise, unless and until all of the indebtedness of the Borrowers to Senior Creditors secured by Senior Creditors’ senior security interest in the Junior Collateral shall have been fully and indefeasibly paid and satisfied and all financial arrangements between the Borrowers and Senior Creditors secured by such senior security interest have been terminated and (B) at the request of the Agent, in connection with any sale of all or any part of the Junior Collateral by the Senior Creditors or to which Senior Creditors have consented, the Junior Creditor shall execute and deliver to the Agent such termination statements and releases as the Senior Creditors shall reasonably request to release, or evidence the release of, the Junior Creditor’s security interest in the Junior Collateral.   The Junior Creditor will not join with any creditor (unless the Senior Creditors shall so join) in bringing any proceeding against any Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government.

2.4           The Junior Creditor acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with any agreement or understanding between the Junior Creditor and the Borrowers, including without limitation, the Junior Creditor Documents, such agreement or understanding shall be subject to this Agreement.

Section 3.               Permitted Payments.

3.1           Notwithstanding the provisions of Section 2 of this Agreement, until the Agent gives the Junior Creditor written notice (in the manner set forth below) of the occurrence of an Event of Default or a Default, and provided that:

(a)           there shall not then exist any breach of this Agreement by the Junior Creditor which has not been waived, in writing, by the Senior Creditors,

(b)           at the time of the payment described below no Event of Default or Default exists and is continuing,

(c)           the payment described below, if made, would not give rise to the occurrence of any Event of Default or Default, and

(d)           none of the events described in Section 6 has occurred,

the Borrowers may pay to the Junior Creditor, and the Junior Creditor may accept from the Borrowers the warrants set forth in the Subordinated Note (which may not be exercised prior to the scheduled maturity of the Subordinated Debt) and, following the second anniversary of the effective date hereof, interest and ordinary scheduled principal payments when due (without acceleration) set forth in the Subordinated Note (the “Permitted Payments”).  Notwithstanding the foregoing, Permitted Payments of scheduled principal may not exceed $200,000 per calendar quarter.

Section 4.               Notice of an Event of Default.  Immediately or no later than five (5) business days after the Junior Creditor becomes aware of an occurrence of an event of default under the Junior Creditor Documents, the Junior Creditor shall give written notice thereof to the other party as provided in Section 17 hereof.  A failure to give such notice shall not diminish the Junior Creditor’s rights under its creditor documents.

Section 5.               Subordinated Debt Owed Only to the Junior Creditor.  The Junior Creditor warrants and represents that the Junior Creditor has not previously assigned any interest in the Subordinated Debt, that no other Person owns an interest in the Subordinated Debt (whether as joint holders of Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt is owing only to the Junior Creditor.  The Junior Creditor further covenants that the entire Subordinated Debt shall continue to be owing only to the Junior Creditor unless it is assigned or pledged to the Junior Creditor’s creditors, or, with the prior written consent of the Senior Creditors, which consent shall not be unreasonably withheld by the Senior Creditors, to a Person who agrees with the Senior Creditors to be bound by the subordination provisions set forth herein.

Section 6.               Priority.  In the event of (a) any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Borrower or the proceeds thereof to the creditors of any Borrower or to their claims against any Borrower, or (b) any readjustment of the debt or obligations of any Borrower; whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or Subordinated Debt, or the application of the assets of any Borrower to the payment or liquidation thereof, or (c) the dissolution or other winding up of the business of any Borrower, or (d) the sale of all or substantially all of the assets of any Borrower, then, and in any such event, the Senior Creditors shall be entitled to receive payment in full of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt.

Section 7.               Grant of Authority to Senior Creditors.  In order to enable the Senior Creditors to enforce any of its rights hereunder in any of the actions or proceedings described in Section 6, each Senior Creditor is hereby irrevocably authorized and empowered, in its discretion, to file and present for and on behalf of the Junior Creditor such proofs of claims or other motions or pleadings as such Senior Creditor may deem expedient or proper to establish such Senior Creditors’ entitlement of payment from, or on behalf of, the Junior Creditor with respect to the Subordinated Debt and to vote such proofs of claims in any such proceeding and to demand, sue for, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt.  The Junior Creditor irrevocably authorizes and empowers each Senior Creditor to demand, sue for, collect and receive each of the payments and distributions described in Section 6 above and give acquittance therefor and to file claims and take such other actions, in the name of such Senior Creditor or in the name of the Junior Creditor or otherwise, as such Senior Creditor may deem necessary or advisable for the enforcement of this Agreement.  To the extent that payments of distributions are made in property other than cash, the Junior Creditor authorizes each Senior Creditor to sell such property to such buyers and on such terms as the Senior Creditor, in its sole discretion, shall determine.  The Junior Creditor will execute and deliver to the Senior Creditors such powers of attorney, assignments and other instruments or documents, including debentures (together with such assignments or endorsements as the Senior Creditors shall deem necessary), as may be reasonably requested by the Senior Creditors in order to enable the Senior Creditors to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for the Senior Creditors’ own benefit.

Section 8.               Payments Received by the Junior Creditor.   Except for Permitted Payments, if the Junior Creditor receives any payment or distribution or security or instrument or proceeds thereof from any Borrower or any other Person liable for all or any part of the Senior Debt upon or with respect to the Subordinated Debt prior to the indefeasible payment in full of the Senior Debt and termination of all financing arrangements between the Borrowers and the Senior Creditors pursuant to the Credit Agreement, the Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of the Senior Creditors and shall forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment by the Junior Creditor where necessary), for application on any of the Senior Debt, due or not due and, until so delivered, the same shall be held in trust by the Junior Creditor as the property of the Senior Creditors.  In the event of the failure of the Junior Creditor to make any such endorsement or assignment to the Senior Creditors, for the benefit of the Senior Creditors, each Senior Creditor, or any of its officers or employees, is hereby irrevocably authorized, as the Junior Creditor’s attorney-in-fact, to make the same.

Section 9.               Continuing Nature of Subordination.  This Agreement shall be effective and may not be terminated or otherwise revoked by the Junior Creditor until the Senior Debt shall have been fully paid and discharged and all financing arrangements between the Borrowers and the Senior Creditors pursuant to the Credit Agreement have been terminated.  This is a continuing agreement of subordination and the Senior Creditors may continue, at any time and without notice to the Junior Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrowers in reliance hereon.  No obligation of the Junior Creditor hereunder shall be affected by the death or incapacity of, or written revocation by, the Junior Creditor or any other subordinated party, pledgor, endorser, or guarantor, if any.

Section 10.             Additional Agreements Between Senior Creditors and Borrowers.  The Senior Creditors, at any time and from time to time, may enter into such agreement or agreements with the Borrowers as the Senior Creditors may deem proper, increasing the amount of, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting any security underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.

Section 11.             Bankruptcy Issues.  If any Borrower becomes the subject of proceedings under the Bankruptcy Code and if the Senior Creditors desire to permit the use of cash collateral or to provide financing to such Borrower under either Section 363 or Section 364 of the Bankruptcy Code, the Junior Creditor agrees that adequate notice of such financing to the Junior Creditor, if required under applicable law, shall have been provided if the Junior Creditor receives notice ten (10) days prior to entry of any order approving such cash collateral usage or financing.  Notice of a proposed financing or use of cash collateral shall be deemed given upon the sending of such notice to the Junior Creditor in the manner specified in Section 17.  All allocations of payments between the Senior Creditors and the Junior Creditor shall continue to be made after the filing of a petition under the Bankruptcy Code on the basis provided in this Agreement.  The Junior Creditor agrees not to assert any right it may have to “adequate protection” of its interest in the Junior Collateral, or any other security for the Subordinated Debt it may have acquired, in any Bankruptcy proceeding, or to seek to have its claims in such Bankruptcy proceeding treated as

“secured claims” under Section 506(a) of the Bankruptcy Code, without the prior written consent of the Senior Creditors.  The Junior Creditor waives any claim the Junior Creditor may now or hereafter have against the Senior Creditors arising out of the Senior Creditors’ election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrowers, as debtor in possession, or by a trustee.  To the extent that the Senior Creditors receive payments on, or proceeds of any collateral for, the Senior Debt which are subsequently avoided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditors.  Junior Creditor further agrees not to resist any motion or other proceeding commenced or joined in by Senior Creditors the object of which is to obtain relief from the automatic stay imposed by the Bankruptcy Code or to dismiss any proceedings under the Bankruptcy Code wherein any Borrower is a debtor.

Section 12.             Instrument Legend; No Amendments to Subordinated Instruments.  Any agreement or instrument evidencing the Subordinated Debt, or any portion thereof, which has been or is hereafter executed by any Borrower will, on the date hereof or the date of execution, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Senior Creditors pursuant to the terms of this Agreement.  The Junior Creditor will not agree to any amendment, restatement or other modification of any Junior Creditor Documents, including, without limitation, the Subordinated Note, without the prior written consent of the Senior Creditors.

Section 13.             Waivers.  The Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement.  The Junior Creditor expressly waives all notice of the acceptance by the Senior Creditors of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and the Junior Creditor expressly waives reliance by the Senior Creditors upon the subordination and other agreements as herein provided.  The Junior Creditor agrees that no Senior Creditor has made warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditors Documents, or the collectability of the Senior Debt, and that the Senior Creditors shall be entitled to manage and supervise their loans and other financial accommodations to the Borrowers without regard to the existence of any rights that the Junior Creditor may now or hereafter have in or to any of the assets of the Borrowers.  The Junior Creditor agrees that the Senior Creditors shall have no liability to the Junior Creditor for, and waives any claim which the Junior Creditor may now or hereafter have against, the Senior Creditors arising out of any and all actions which any Senior Creditor in good faith takes or omits to take (including, without limitation, actions with respect to any security for the Senior Debt, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any security for the Senior Debt and actions with respect to the collection of any claim for all or any part of the Senior Debt from any guarantor or other party) with respect to the Senior Credit Documents or any other agreement related to any Senior Debt or to the collection of the Senior Debt or the valuation, use, protection or release of any security for the Senior Debt.  The Junior Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.  Unless expressly waived herein, no waiver shall be deemed to have been made by the Junior Creditor of any of its rights hereunder unless the same shall be in writing and signed on behalf of the Junior Creditor, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Junior Creditor or the obligations of the Senior Creditors to the Junior Creditor in any other respect at any other time.

Section 14.             Senior Creditors’ Waivers.  No waiver shall be deemed to be made by the Senior Creditors of any of their rights hereunder unless the same shall be in writing signed on behalf of the Senior Creditors, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Creditors or the obligations of the Junior Creditor to the Senior Creditors in any other respect at any other time.

Section 15.             Financial Condition of Borrowers; Other Actions by the Senior Creditors.  The Junior Creditor hereby assumes responsibility for keeping informed of the financial condition of the Borrowers, any and all endorsers and any and all guarantors of the Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal.  The Junior Creditor hereby agrees that the Senior Creditors shall have no duty to advise the Junior Creditor of information known to the Senior Creditors regarding such condition or any such circumstances.  In the event any Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Junior Creditor, the Senior Creditors shall be under no obligation (i) to provide any such information to the Junior Creditor on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any information which, pursuant to its usual practices, the Senior Creditors wish to maintain confidential.  The Junior Creditor hereby agrees that all payments received by the Senior Creditors may be applied, in whole or in part, to any of the Senior Debt, as the Senior Creditors, in their sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 16.             Subrogation.  When the Senior Debt shall have been fully paid and discharged and all financing arrangements between the Borrowers and the Senior Creditors pursuant to the Credit Agreement have been terminated, the Junior Creditor shall be subrogated to the rights of the Senior Creditors to receive payments or distribution of assets of the Borrowers made on such Senior Debt until the principal of and premium, if any, and interest on (and any other amounts due with respect to) the Subordinated Debt shall be paid in full.  For the purposes of such subrogation, no payments or distributions to the Senior Creditors of any cash, property or securities to which the Junior Creditor would be entitled except for these provisions shall, as between the Borrowers, their creditors other than the Senior Creditors, and the Junior Creditor, be deemed to be a payment by the Borrowers to or on account of Senior Debt, it being understood that these provisions in this Section are used, and are intended, solely for the purpose of defining the relative rights of the Junior Creditor, on the one hand, and the Senior Creditors, on the other hand.

Section 17.             Notices.  All communications and notices provided under this Agreement to any party shall be given in writing by manual delivery, facsimile transmission, overnight courier or United States first class mail to such party’s address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other parties.  All periods of notice shall be measured from the date of deliver thereof if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 18.             Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 19.             Consent to Jurisdiction.  AT THE OPTION OF THE SENIOR CREDITORS, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR COLORADO STATE COURT SITTING IN FEDERAL OR STATE COURT IN THE CITY OR COUNTY OF DENVER, COLORADO; AND THE JUNIOR CREDITOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT THE JUNIOR CREDITOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SENIOR CREDITORS AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 20.             Waiver of Jury Trial.  EACH OF THE JUNIOR CREDITOR AND EACH SENIOR CREDITOR BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 21.             Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 22.             Miscellaneous.

22.1         This Agreement and the terms, covenants and conditions hereof shall inure to the benefit of the Senior Creditors and their successors and assigns.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

22.2         This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof, and all prior understandings and negotiations, written or oral, are merged into and superseded by this Agreement.  Any modification, amendment or waiver of this Agreement or any provision herein shall be binding upon the parties only if contained in a writing signed by or on behalf of the Senior Creditors and the Junior Creditor.  No failure on the part of either party to exercise and no delay in exercising any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

22.3         The Junior Creditor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Senior Creditors Documents, (b) the Senior Creditors has no fiduciary relationship to the Junior Creditor, and (c) no joint venture exists between the Junior Creditor and the Senior Creditors.

22.4         The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

22.5         All covenants, agreements, representations and warranties made in this Agreement and in any certificates or other papers delivered by or on behalf of the Junior Creditor pursuant hereto shall be deemed to have been relied upon by the Senior Creditors and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains outstanding and unpaid or any financing arrangement between the Borrowers and the Senior Creditors remains in effect.  All statements of fact relating to the Junior Creditor contained in any certificate or other paper delivered to the Senior Creditors at any time after the date hereof by or on behalf of the Junior Creditor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Junior Creditor.

22.6         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 23.             Action Concerning Collateral.  Notwithstanding any security interest now held or hereafter acquired by the Junior Creditor, the Senior Creditors may take possession of, sell, dispose of, and otherwise deal with all or any part of the Senior Collateral, and may enforce any right or remedy available to it with respect to the Senior Collateral, all without notice to or consent of the Junior Creditor except as specifically required by applicable law.  In addition, and without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing and any Borrower intends to sell any Collateral to an unrelated third party outside the ordinary course of business, the Junior Creditor hereby authorizes the Senior Creditors to prepare and record such instruments as may reasonably be necessary to terminate and release any security interest or lien the Junior Creditor has in the Senior Collateral to be sold.  The Senior Creditors shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Senior Collateral, and in no event shall the Senior Creditors be deemed the Junior Creditor’s agent with respect to the Senior Collateral.

[Signature page follows]

IN WITNESS WHEREOF, this instrument has been signed as of the date first set forth above.

THE JUNIOR CREDITOR:

LAND O’LAKES, INC.

	By	/s/ Daniel Knutson

	Title	Sr. V.P. and Chief Financial Officer

Address for Notice:

P.O. Box 64101
St. Paul, MN 55164-0101

Attention: Daniel Knutson
Fax: 651-481-2190

Accepted:

COBANK, ACB, as Agent

	By	/s/ Jeff Doorenbos
Jeff Doorenbos, Vice President

Address for Notice:

5500 South Quebec Street
P.O. Box 5110
Denver, CO 80217
Attention: Gary Sloan
Fax:

[Signature Page to Subordination and Intercreditor Agreement]

ACCEPTANCE AND ACKNOWLEDGMENT

Each Borrower hereby accepts, and acknowledges receipt of a copy of, the foregoing Subordination Agreement and agrees that it will not pay any of the “Subordinated Debt” (as defined in the foregoing Agreement) or grant any security therefor, except as the foregoing Agreement provides.

GOLDEN OVAL EGGS, LLC

By	/s/ Dana Persson

Title	President and Chief Executive Officer

MIDWEST INVESTORS OF IOWA,
COOPERATIVE

By	/s/ Dana Persson

Title	President and Chief Executive Officer

GOECA, LP, By its General Partner, GOEMCA,
INC.

By	/s/ Dana Persson

Title	President and Chief Executive Officer